Explanatory Note

Fundrise Real Estate Investment Trust, LLC (the “Company”) has prepared this form 1-A/A solely for the purpose of re-filing the exhibit set forth below to include the date of the Consent of RSM US LLP.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s DOS/A filed on October 2, 2015)
2.2*	Form of Amended and Restated Operating Agreement
4.1*	Form of Subscription Package (included in the offering circular as Appendix A)
6.1*	Form of License Agreement between Fundrise Real Estate Investment Trust, LLC and Fundrise, LLC (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s DOS/A filed on October 2, 2015)
6.2*	Form of Distribution Support Agreement between Fundrise Real Estate Investment Trust, LLC and Fundrise, LP (incorporated by reference to the copy thereof submitted as Exhibit 6.2 to the Company’s DOS/A filed on October 30, 2015)
6.3*	Form of Shared Services Agreement between Rise Companies Corp. and Fundrise Advisors, LLC (incorporated by reference to the copy thereof submitted as Exhibit 6.3 to the Company’s DOS/A filed on October 30, 2015)
11.1*	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2**	Consent of RSM US LLP
12.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified

*	Previously filed
**	Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on January 21, 2020.

Fundrise Real Estate Investment Trust, LLC
By:	Fundrise Advisors, LLC, its manager

By:	/s/ Benjamin S. Miller
	Name:	Benjamin S. Miller
	Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin S. Miller	Chief Executive Officer of	January 21, 2020
Benjamin S. Miller	Fundrise Advisors, LLC (Principal Executive Officer)

/s/ Benjamin S. Miller	Interim Chief Financial Officer and Treasurer of	January 21, 2020
Benjamin S. Miller	Fundrise Advisors, LLC
(Principal Financial Officer and Principal Accounting Officer)

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